SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006
Santander BanCorp
(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 21, 2006, Santander BanCorp (the “Company”) and Santander Financial Services, Inc., a wholly owned subsidiary of the Company (“Santander Financial”), entered into a Bridge Facility Agreement (the “Agreement”) with National Australia Bank Limited (the “Lender”). The proceeds of the Agreement will be used to refinance the outstanding indebtedness incurred in connection with the previously announced amended and restated loan agreement with Lloyds TBS Bank plc and for general corporate purposes. Under the Agreement, the Company and Santander Financial had available $275 million and $525 million, respectively, all of which was drawn on December 22, 2006.
     The amounts drawn under the Agreement (the “Loan”) bear interest at an annual rate equal to the applicable LIBOR rate plus 0.10% per annum. Interest under the Loan is payable in interest periods of three months, commencing on the date of the initial drawdown. Pursuant to the Agreement, the Company and Santander Financial will pay the Lender a facility fee (the “Facility Fee”) of 0.02% of the principal amount of the Loan within three days of the execution of the Agreement. The entire principal balance of the Loan is due and payable on September 21, 2007.
     Upon the occurrence and during the continuance of an Event of Default (as defined in the Agreement) under the Agreement, the Lender shall have the right to declare the outstanding balance of the Loan, together with accrued interest and any other amount owing to the Lender, due and payable on demand or immediately due for payment. In addition, the Company and Santander Financial will be required to pay interest on any overdue amounts at rate per annum that is 2% per annum.
     The Company’s and Santander Financial’s obligations to pay interest and principal under the Agreement, as well as their obligation to pay the Facility Fee are several and not joint. However, the Company and Santander Financial are jointly and severally responsible for all other amounts payable under the Agreement.
     All amounts payable by the Company and Santander Financial under the Agreement shall be made without set-off or counter-claim, and free and clear of any withholding or deduction in respect of taxes, levies, imposts, deductions, charges, withholdings or duties of any nature imposed or levied on such payments. The Loan is guaranteed by Banco Santander Central Hispano, S.A. ("Santander Central Hispano"), the parent of the Company. The Company will pay Santander Central Hispano a guarantee fee equal to 10 basis points (0.1%) of the principal amount of the Loan.
     The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference to this Item 2.03.
Item 9.01     Exhibits
     (d)     Exhibits
     The following exhibits shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.
     10.1     Bridge Facility Agreement among Santander BanCorp, Santander Financial Services, Inc. and National Australia Bank Limited.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006

SANTANDER BANCORP

	By:	/s/ María Calero

	Name:	María Calero
	Title:	Executive Vice President and Chief Accounting Officer